Exhibit 99.1
MEDIA RELATIONS CONTACT FOR ACCURIDE	INVESTOR RELATIONS CONTACT FOR ACCURIDE
Timothy G. Weir, APR	Todd Taylor
Director of Public Affairs, Communications & Marketing	Vice President and Treasurer
(812) 962-5128 | tweir@accuridecorp.com	(812) 962-5105 | ttaylor@accuridecorp.com

FOR IMMEDIATE RELEASE
Accuride Mails Letter to Shareholders Highlighting the Significant Benefits of the Crestview Transaction
▪	Accuride to be Acquired by Crestview Partners for $2.58 Per Share
▪	The Accuride Board of Directors Recommends Shareholders Vote “FOR” the Value-Creating, All Cash Transaction on the WHITE Proxy Card
▪	Comments on Coliseum Capital Management Proxy Solicitation

EVANSVILLE, Ind. – October 24, 2016 – Accuride Corporation (NYSE: ACW) (“Accuride” or the “Company”) – a leading supplier of components to the North American and European commercial vehicle industries – today announced that it is mailing a letter to shareholders in connection with the Company’s Special Meeting of Shareholders regarding the proposed transaction to be acquired by affiliates of Crestview Partners (“Crestview”).

In the Company’s letter, Accuride highlights that:

•	Crestview’s $2.58 per share cash offer is a significant premium to Accuride’s stock price and provides immediate value to shareholders;
•	Accuride conducted an extensive process to maximize value, culminating in the proposed Crestview transaction;
•	Coliseum is asking shareholders to forego the high-premium Crestview offer, but declined to participate in the “go-shop” process and has not made any proposal to deliver greater value;
•
Accuride believes, and Coliseum did not disagree, that an equity capital infusion of at least $100 million, representing approximately 119% of Accuride’s market capitalization as of the last trading day prior to public announcement of the Crestview transaction, would likely be required to refinance the debt capital structure and position the Company to execute its standalone plan;

•
The Accuride Board is concerned that, if the Crestview transaction is not approved, there is substantial risk of our share price declining significantly from current levels to below pre-announcement trading levels; and

•
If the Crestview transaction is not approved, the Board believes the required equity capital financing will be negotiated from a position of weakness – likely resulting in a transaction that is highly dilutive to shareholders and potentially resulting in a change in control at a price significantly less than $2.58 per share.

Accuride’s Board of Directors serves the interest of ALL shareholders and urges the Company’s shareholders to vote FOR Crestview’s value-creating, significant premium all-cash transaction on the WHITE proxy card today.

The full text of the letter follows:
ACCURIDE SHAREHOLDERS:
VOTE TO APPROVE THE VALUE-CREATING, ALL CASH CRESTVIEW TRANSACTION

YOUR VOTE IS IMPORTANT
CALL (800) 676-0281 TO VOTE THE WHITE PROXY CARD TODAY
October 24, 2016

Dear Accuride shareholder,

On November 15, 2016, Accuride Corporation (“Accuride” or the “Company”) will hold a Special Meeting of Shareholders to vote on the proposed transaction with Crestview Partners (“Crestview”). The Accuride Board of Directors unanimously recommends that Accuride shareholders vote “FOR” the transaction with Crestview on the enclosed WHITE proxy card today.

Please beware – failing to vote has the same effect as a vote against the transaction.

CRESTVIEW’S $2.58 PER SHARE CASH OFFER IS A SIGNIFICANT PREMIUM TO ACCURIDE’S STOCK PRICE AND PROVIDES IMMEDIATE VALUE TO SHAREHOLDERS

The $2.58 per share all-cash offer, unanimously approved by Accuride’s Board, represents an 86% premium to the 90-day volume weighted average price of Accuride’s stock as of September 1, 2016, the day prior to the announcement of the Crestview transaction. Notably, earlier this year, in February 2016, Accuride’s stock traded as low as $0.77 per share—Crestview’s offer represents a 233% premium to that price.

ACCURIDE CONDUCTED AN EXTENSIVE PROCESS TO MAXIMIZE VALUE,
CULMINATING IN THE PROPOSED CRESTVIEW TRANSACTION

For over a year, Accuride’s Board evaluated all of the Company’s strategic alternatives, including the merits of continuing to operate on a standalone basis. The Crestview transaction was the result of an extensive process during which more than 60 unique strategic and financial parties (including Coliseum) were approached. This process began in 2014, culminating in a 35-day “go-shop” period after signing the Crestview transaction. The “go-shop” period expired on October 7, 2016, and no party, including Coliseum, submitted an alternative acquisition proposal.  After conducting this thorough process, the Accuride Board believes the proposed Crestview transaction is the best strategic alternative to generate value for the Company’s shareholders.

COLISEUM IS ASKING SHAREHOLDERS TO FOREGO THE HIGH-PREMIUM CRESTVIEW OFFER, BUT DECLINED TO PARTICIPATE IN THE “GO-SHOP” PROCESS AND HAS NOT MADE ANY PROPOSAL TO DELIVER GREATER VALUE

As you may be aware, Coliseum Capital Management, LLC (“Coliseum”) has announced that it intends to solicit votes against the Crestview transaction.  Coliseum was invited to participate in the “go-shop” process and declined to do so. Representatives of Accuride’s Board of Directors and management team met with Coliseum representatives on the morning of October 21, 2016, with the goal of better understanding Coliseum’s perspective and proposed strategy.  In the meeting, Accuride indicated its serious concern that the ideas mentioned by Coliseum (for example, a rights offering that is supported by Coliseum) are likely to be highly dilutive to shareholders and may result in Coliseum acquiring control of Accuride without paying a control premium.

Coliseum did not present and has never presented a proposal to the Accuride Board, nor has Coliseum provided any financing commitment that shareholders can rely upon as a viable alternative to the high-premium Crestview offer.

THE INDUSTRY CONTINUES TO FACE SIGNIFICANT CHALLENGES

The North American commercial vehicle industry is experiencing an extended period of uncertainty and decline. In evaluating the Company’s options, Accuride’s Board examined the current and expected market conditions and observed a continuing downward trend with no certainty as to the timing or strength of an upturn. The cyclical dynamics over the past two months have been even more challenging than anticipated and Class 8 build forecasts continue to be revised downward, with weakness in build levels expected to continue into 2017. Additionally, the Trailer market appears to be starting its cyclical decline following a 2015 peak and could be headed for a sustained trough as transportation companies have recently substantially replaced their trailer fleets. Competitive dynamics in the marketplace are compounding these demand challenges, as low-cost country-sourced wheel and wheel-end products continue to pressure Accuride’s market share and profitability in certain products and end-markets.

ACCURIDE PROVIDES PRELIMINARY THIRD QUARTER 2016 RESULTS AND REVISES DOWNWARD FULL-YEAR 2016 GUIDANCE

Given the significant industry headwinds outlined above, on October 17, 2016, Accuride announced preliminary unaudited results from continuing operations, which indicate that revenue for the third quarter 2016 is expected to be approximately $125 million, compared with $145.6 million in the third quarter 2015. Accuride expects Adjusted EBITDA in the third quarter 2016 to be in the range of $13 million to $14 million, compared with $21.6 million in the same quarter last year.

Accuride expects 2016 revenue from continuing operations to be in the range of $535 million to $545 million, with Adjusted EBITDA to be $68 million to $72 million. Free Cash Flow is expected to be $2 million to $6 million, excluding approximately $10 million of negative Free Cash Flow related to Brillion prior to its divestiture.

While we are working diligently to cut costs and enhance operational efficiencies, our financial performance is significantly impacted by conditions in our key end markets, which are beyond our control.

THE ACCURIDE BOARD IS CONCERNED THAT, IF THE CRESTVIEW TRANSACTION IS NOT APPROVED, THE COMPANY’S SHARE PRICE COULD DECLINE SUBSTANTIALLY FROM CURRENT LEVELS

Prior to the announcement of the Crestview transaction, the last closing price for Accuride shares on September 1, 2016 was $1.66 per share.  Since that time, the end market conditions and the Company’s outlook have both worsened, leading Accuride to publicly announce lower guidance for full year 2016 financial results, and creating additional uncertainty regarding the Company’s standalone plan in the absence of a significant equity infusion and successful refinancing of the Company’s debt capital structure.  Further, Accuride’s extensive outreach to financial and strategic parties during the go-shop process failed to generate any alternative acquisition proposal, let alone a proposal that is superior to the high premium Crestview offer.  In addition, there could be meaningful selling pressure on Accuride’s stock if the Crestview transaction is not approved, as arbitrageurs and other short term shareholders seek to exit their positions and our shareholder base returns to a more traditional composition.  Based upon these factors, Accuride’s Board is concerned that, if the Crestview transaction is not approved, there is substantial risk of our share price declining significantly from current levels to below pre-announcement trading levels.

ACCURIDE BELIEVES, AND COLISEUM DID NOT DISAGREE, THAT AN EQUITY CAPITAL INFUSION OF AT LEAST $100 MILLION WOULD LIKELY BE REQUIRED TO REFINANCE THE DEBT CAPITAL STRUCTURE AND POSITION THE COMPANY TO EXECUTE ITS STANDALONE PLAN

Given current industry and financing market conditions, Accuride believes it would require a significant equity investment to refinance its capital structure on reasonable terms and be positioned to execute against its standalone plan, which would leave little, if any, capital to pursue incremental growth initiatives.  Accuride’s Board believes, after consultation with its financial advisor, that the minimum equity investment required to refinance the capital structure on reasonable terms as a public company is $100 million.  At the October 21, 2016 meeting, notwithstanding its public assertion that a “modest” capital raise would be sufficient, Coliseum representatives did not disagree with Accuride’s view that an equity capital infusion of at least $100 million would likely be required to refinance the capital structure and execute on a standalone plan.  If this equity investment of $100 million were to be priced at the last pre-announcement trading share price of $1.66 (as an example), it would represent approximately 119% of Accuride's market capitalization.

IF THE CRESTVIEW TRANSACTION IS NOT APPROVED, ACCURIDE’S BOARD BELIEVES THE REQUIRED EQUITY CAPITAL FINANCING WILL BE NEGOTIATED FROM A POSITION OF WEAKNESS – LIKELY RESULTING IN A TRANSACTION THAT IS HIGHLY DILUTIVE TO SHAREHOLDERS AND POTENTIALLY RESULTING IN A CHANGE IN CONTROL AT A PRICE SIGNIFICANTLY LESS THAN $2.58 PER SHARE

Issuing equity at share price levels that are at or below pre-announcement trading levels would be highly dilutive to those shareholders that are not willing or able to participate.  In the absence of a committed alternative, if the Crestview transaction is not approved, Accuride would expect to seek a near-term equity capital infusion of at least $100 million to refinance its capital structure and execute on a standalone basis.  This capital infusion would likely need to occur quickly, in light of both the August 2018 maturity date of the notes and the continued strain on the Company’s free cash flow generation.  Although the Accuride Board would seek to negotiate the best transaction then available for the Company and its shareholders, it may be difficult to complete a transaction in a timely manner, if at all, and Accuride is currently not aware of any investors other than Coliseum that may be interested in making an equity infusion in Accuride as a public company.  As such, if the Crestview transaction is not approved and alternative equity financing sources are not identified, Accuride’s Board expects to negotiate an equity capital investment from a position of weakness, on terms dictated by Coliseum (if they even choose to make an investment at all).

If, for example, this equity capital infusion takes the form of a rights offering backstopped by Coliseum, at a price level significantly below the $2.58 per share consideration offered in the Crestview transaction, existing shareholders that do not participate in the rights offering are likely to suffer substantial dilution, with Coliseum acquiring control of the Company without having paid a control premium.

VOTE “FOR” THE CRESTVIEW TRANSACTION
ON THE WHITE PROXY CARD TODAY

Our proposed acquisition by Crestview provides Accuride shareholders with a substantial premium and immediate cash value for their shares and eliminates the significant business and capital structure risks associated with executing against a standalone plan.

Accuride’s Board believes the proposed Crestview transaction maximizes the value of your investment and unanimously recommends that you vote to approve it. Your vote is important, no matter how many shares you own. Shareholders may vote by following the instructions on the enclosed WHITE proxy card, or, if your shares are held in ‘‘street name’’ through a broker, bank or nominee, by instructing your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee.

Please take a moment to vote “FOR” the merger with Crestview TODAY.

Thank you for your support.

Sincerely,

John W. Risner	Richard F. Dauch
Chairman	President and Chief Executive Officer

If you have questions or need assistance voting your shares please contact: Georgeson LLC 1290 Avenue of the Americas, 9th Floor New York, NY 10104 Shareholders call toll-free: (800) 676-0281

Additional Information About the Acquisition and Where to Find It
Accuride filed a definitive proxy statement and related materials with the Securities and Exchange Commission (“SEC”) on October 17, 2016 for its special meeting of shareholders in connection with the proposed merger contemplated by the Agreement and Plan of Merger, dated September 2, 2016, by and among the Company, Armor Parent Corp. and Armor Merger Sub Corp. (such merger, the “proposed transaction” and such agreement, the “Merger Agreement”). The definitive proxy statement was first mailed to shareholders of Accuride on or about October 17, 2016. The definitive proxy statement contains important information about the proposed transaction and related matters. INVESTORS OF ACCURIDE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ACCURIDE, ARMOR PARENT CORP., ARMOR MERGER SUB CORP. AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials and other documents filed by Accuride with the SEC at the SEC’s website at www.sec.gov, at Accuride’s website at www.accuridecorp.com or by sending a written request to Accuride at 7140 Office Circle, Evansville, Indiana 47715, Attention: General Counsel and Corporate Secretary.

Participants in the Solicitation
Accuride and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Accuride’s shareholders in connection with the proposed transaction is set forth in Accuride’s definitive proxy statement for its special shareholder meeting, which was filed on October 17, 2016. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed transaction is set forth in the definitive proxy statement. Information relating to the foregoing can also be found in Accuride’s definitive proxy statement for its 2016 Annual Meeting of Shareholders (the “2016 Proxy Statement”), which was filed with the SEC on March 18, 2016. To the extent that holdings of Accuride’s securities have changed since the amounts set forth in the 2016 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward-Looking Statements
Certain statements contained in this document may be considered forward-looking statements within the meaning of the U.S. securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) Accuride may be unable to obtain shareholder approval for the proposed transaction; (2) the conditions to the closing of the proposed transaction may not be satisfied and required regulatory approvals may not be obtained; (3) the proposed transaction may involve unexpected costs, liabilities or delays; (4) the business of Accuride may suffer as a result of uncertainty surrounding the proposed transaction; (5) the outcome of any legal proceedings related to the proposed transaction; (6) Accuride may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) the failure by Armor Parent Corp. or Armor Merger Sub Corp. to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the proposed transaction; and (10) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. If the proposed transaction is consummated, Accuride’s shareholders will cease to have any equity interest in Accuride and will have no right to participate in its earnings and future growth. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including Accuride’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, the 2016 Proxy Statement, the definitive proxy statement filed in connection with the proposed transaction and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by applicable law, Accuride undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Accuride does not intend, and assumes no obligation, to update any forward-looking statements. Accuride’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, the 2016 Proxy Statement, the definitive proxy statement filed in connection with the proposed transaction and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov.